Investors: Jacquie Ross, CFA 858-882-2172 ir@illumina.com

Media: Jen Carroll 858-449-8082 pr@illumina.com

Illumina Reports Preliminary Revenue for First Quarter of Fiscal Year 2020

Withdraws 2020 Full Year Revenue and Earnings Per Share Guidance

San Diego -- (BUSINESS WIRE) – April 14, 2020 - Illumina, Inc. (NASDAQ: ILMN) today announced preliminary revenue for the first quarter of fiscal year 2020 and withdrew its 2020 guidance.

Subject to quarter-end closing adjustments, the Company expects to report first quarter revenue of approximately $858 million, compared to $846 million in the first quarter of 2019. Strong sequencing consumable revenue more than offset the impact of COVID-19 including disrupted system sales in the closing weeks of the quarter.

“Our priority in the midst of this global pandemic is the safety of our employees, partners and customers,” said Francis deSouza, President and CEO. “We are also committed to ensuring continuity of supply for our customers, many of whom are performing critical clinical testing for patients. We share the commitment of the scientific community to do everything we can to fight COVID-19, and are supporting researchers using sequencing to track transmission, study the evolution of the virus’ genome and how it could impact the effectiveness of diagnostics and therapies, or explore how surveillance could be adopted to reduce the impact of future outbreaks of new infectious diseases.”

“While our preliminary first quarter results were strong overall, we expect the second quarter to be significantly impacted by COVID-19 related disruption,” said Sam Samad, Illumina’s Chief Financial Officer. “We are confident that this is a temporary disruption that in no way alters the long-term trajectory of sequencing adoption and demand. That said, it is not possible at this time to forecast the severity and duration of this outbreak. As a result, we believe it is prudent at this time to withdraw our 2020 revenue and earnings per share guidance.”

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, April 30, 2020. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597, or 1 (647) 689-6853 outside North America, both with conference ID 9492366.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2020 and our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) our ability to obtain regulatory clearance for our products from government agencies; (xi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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